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                                                                   Exhibit 10.12

                              EMPLOYMENT AGREEMENT
                              --------------------

         AGREEMENT made as of this 1st day of September, 1996, between EURO BROKERS INC., a New York corporation (the "Company"), or affiliates as the Company may assign from time to time, with principal offices at Two World Trade Center, Suite 8400, New York, New York 10048 and WALTER E. DULSKI ("Employee"), residing at 70 Dogwood Court, Stamford, Connecticut 06903.

         In consideration of the covenants and agreements herein contained, the parties agree as follows:

1.   Employment, Acceptance and Term

          Subject to the provisions hereof, the Company agrees to employ Employee, and Employee agrees to serve the Company as Senior Vice President for a term commencing on the date hereof and ending on August 31, 1999, which date (the "Termination Date") shall also be the date upon which this Agreement shall terminate (except for such provisions hereof as shall expressly survive termination or expiration). This Agreement and the term of employment of Employee will automatically continue unless terminated by the Company or the Employee on not less than six months prior written notice expiring on or after the Termination Date (the "Termination Notice"). The last date of the term of this Agreement pursuant to any such automatic continuance is herein called the "Extended Termination Date."

2.   Duties and Authority

          2.1 During the term hereof, Employee shall faithfully and diligently devote Employee's full time, best efforts, skills and energies to the business of the Company consisting of the activities set forth in Exhibit A hereto (collectively, the "Business"). Employee acknowledges that Employee's abilities and position in the financial services and securities industry are of a special, unique, unusual, extraordinary and intellectual character and, accordingly, shall not accept any other employment or render advisory services during the initial or any extended term of this Agreement, nor shall Employee permit such personal business interests as Employee may have to interfere with the performance of Employee's duties hereunder. Employee acknowledges that neither the Company nor any of its affiliates for which Employee may be working hereunder or with respect to which Employee may have access to confidential information ("Affiliates") shall have any obligation to elect Employee a director or an officer, but Employee agrees to serve as such if so elected. Employee agrees to faithfully and diligently perform, to the best of Employee's abilities, such duties as may from time to time be assigned to Employee by the Company's Board of Directors (or its designee). Employee will duly, punctually and faithfully perform and observe all rules that the Company may from time to time establish concerning the conduct of the Business. All such services shall be rendered for and in consideration of the compensation payable to the Employee under Section 3 hereof.

          2.2 Employee grants the Company the right to obtain insurance on Employee's life during the term hereof for the benefit of the Company in such amount as the Company shall deem appropriate and hereby agrees to execute all such documents and perform all such acts as the Company shall deem necessary in connection therewith.


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Employment Agreement:  WALTER E. DULSKI
September 1, 1996

3.   Compensation

          During the term hereof, the Company shall pay Employee compensation at the rate of $270,000 per annum, payable periodically in accordance with the Company's then prevailing practices (the "Base Salary"). In addition, the Employee may be paid a bonus, on a semi-annual basis, at the sole discretion of the Board of Directors of the Company, but the Company shall not be obligated to pay any such bonus. Any bonus award, if paid, will be made after consideration of Company profits and the satisfactory performance by Employee of his obligations under this Agreement.

4.   Expenses

          4.1 In addition to the compensation payable to Employee pursuant to
     Section 3 hereof, the Company shall pay or reimburse Employee, upon submission of proper vouchers in respect thereof, all reasonable and necessary transportation, hotel, living and related expenses incurred by Employee on business trips and all other business and entertainment expenses, provided that all such expenses shall have been approved in advance by the President of the Company or his designee.

          4.2 Employee is aware that Employee may incur business expenses for which it will be impracticable to claim reimbursement hereunder and acknowledges that the compensation hereunder has been fixed to enable Employee to bear such expenses out of such compensation.

5.   Additional Benefits

          Employee shall be entitled to an annual vacation in accordance with the Company's policies as established from time to time, and shall be entitled to participate in all retirement, insurance, hospitalization, disability and other plans which the Company may in its sole discretion establish from time to time, provided that Employee is eligible by the terms thereof to participate therein.

6.   Discharge for Cause

          The Company may at any time terminate this Agreement and discharge Employee for Cause. "Cause" herein shall mean Employee's (i) breach of any material term hereof, (ii) failure to act in accordance with any reasonable direction of the Company's President or his designee, (iii) commission of any material act of disloyalty against the Company or any Affiliate, or
     (iv) violation of any statute, rule or regulation governing the Company, any Affiliate or the Business.

7.   Termination of Employment

          Notwithstanding anything to the contrary herein, Employee's employment hereunder shall automatically terminate as follows, and the Company shall have no obligations hereunder other than to pay sums due to Employee as of the date of such termination: (i) upon Employee's death; (ii) based on Employee's failure to perform the duties of the position

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Employment Agreement:  WALTER E. DULSKI
September 1, 1996


     for a period of 60 days (except as may be prohibited by federal, state or local disability laws); (iii) upon Employee's unilateral termination as hereinafter defined; (iv) upon termination by mutual consent of the parties; (v) upon notice to Employee of discharge for Cause; (vi) by the Company on not less than thirty (30) days' prior written notice if the Company decides, in its sole discretion, to no longer offer the services or products in connection with which the Employee was employed. For purposes hereof "unilateral termination" shall mean Employee's termination of Employee's employment hereunder for any reason or no reason with or without notice.

8.   Non-Competition

          8.1 Employee acknowledges that Employee's abilities and position in the financial services and securities industry are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value, and that Employee's knowledge of the Company's (and that of its Affiliates) trade secrets, client lists and other confidential information is so complete that the breach, or threatened breach, by Employee of the provisions of this Section 8 shall cause irreparable harm to the Company and its Affiliates, which harm cannot be fully redressed by the payment of damages to the Company or the Affiliates. Employee also acknowledges that the Business may be carried on anywhere within the United States and that, as a result, upon termination of the Employee's employment hereunder, it is a reasonable requirement that Employee refrain from engaging in a business competitive with the Business during the time period, within the geographical limits and under the circumstances set forth in this Section 8. Accordingly, Employee shall not,
     (1) during the initial or any extended term hereof or (2) upon the written request of the Company, for a period of six months following the termination of the Employee's employment hereunder for any reason including without limitation termination upon the expiration of the initial or any extended term hereof, in any manner, directly or indirectly, as an officer, director, stockholder, partner, associate, employee, consultant, owner, agent, coventurer or otherwise (i) solicit, entice, encourage or otherwise attempt to procure or service by telephone or otherwise accounts for a business competitive with the Business from any customers (determined as at the date of termination) of the Company's (or of any Affiliate's) located within a 75 mile radius of the Company's main office at the address set forth above (the "Territory"), or (ii) be or become interested in or be associated, by employment or otherwise, with any other corporation, firm, business or person located or engaged within the Territory in a business competitive with the Business. The Employee's ownership, directly or indirectly, of not more than three percent (3%) of the issued and outstanding voting stock of any corporation the shares of which are regularly traded on a national securities exchange or on the over-the-counter markets shall not be deemed to be a violation of the provisions of this Section 8. As additional consideration for the Employee's performance of the covenants provided in this Section 8.1 relating to any six-month period following the termination of the Employee's employment hereunder, but only for so long as the Employee shall continue to perform such covenants, the Company shall pay the




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Employment Agreement:  WALTER E. DULSKI
September 1, 1996


     Employee for each month during such six-month period an amount equal to one-twelfth (1/12th) of the Base Salary. It is agreed and understood that such payment constitutes full and fair consideration to Employee for Employee's observance of such covenants and his possible abstinence from the Business for such period.

          8.2 The Company or any Affiliate shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining Employee from any violation or threatened violation of this Section 8, and Employee hereby consents to the issuance of such injunction. If any of the rights or restrictions contained herein shall be deemed to be unenforceable by reason of the extent, duration or geographical scope, or other provision hereof, or any other provision of this Agreement, the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provision and enforce this Section 8 in its reduced form for all purposes in the manner contemplated hereby. This Section 8 shall survive the Termination Date and any Extended Termination Date and the cessation of Employee's employment hereunder.

          8.3 In addition to the above, should Employee unilaterally terminate Employee's employment hereunder prior to the Termination Date or should this Agreement be terminated for Cause as defined in Paragraph 6 and such Employee become engaged in a business competitive with the Business within a period of twelve months following termination, the Company will be entitled, in addition to any other remedies it may be entitled to, to a return of the bonus compensation received by Employee for the six-month period ended immediately prior to such termination. It is understood and agreed that such repayment is fair considering the terms of this Agreement.

9.   Confidential Information; Other Employees

          9.1 Employee acknowledges that due to Employee's position with the Company (as set forth in section 1 hereof) and Employee's special, unique, unusual, extraordinary and intellectual abilities and skills, Employee will have access to the Company's (and that of its Affiliates) trade secrets, client lists and other confidential information. Accordingly, Employee agrees that Employee shall not at any time (whether during the term hereof, the period of non-competition hereunder, or at any time thereafter) use outside the scope of Employee's employment hereunder or disclose to anyone any confidential information, client lists or trade secrets of or relating to the Company, its Affiliates, or the Business.

          9.2 Employee agrees that Employee shall not at any time (whether during the term hereof, and during the one (1) year period immediately subsequent to the Termination Date or Renewal Termination Date, as the case may be, enter into any arrangement with or otherwise solicit, entice or encourage any employee (determined as the date of termination or within three months prior to the date of termination) of the Company or any Affiliate to terminate such employee's employment in order to work


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Employment Agreement:  WALTER E. DULSKI
September 1, 1996


     for a competitor of the Company or any Affiliate; provided, however, that the foregoing provisions of this Section 9.2 shall not apply to any employees in any business in which the Company has ceased to conduct operations as of the date of the termination of Employee's employment hereunder.

          9.3 Tolling. Employee acknowledges and agrees that any violation of the restrictive covenants, agreements and promises contained in Sections 8 and 9 above shall suspend the expiration of the time limits of each of those covenants for so long as the violation continues.

          9.4 Employee acknowledges that given Employee's unique position with the Company and given Employee's access to the Company's trade secrets, client lists and other confidential information and given the vital importance to the Company and its Affiliates of their human resources, that any breach, or threatened breach, by Employee of the provisions of this
     Section 9 shall cause irreparable harm to the Company and its Affiliates, which harm cannot be fully redressed by the payment of damages to the Company or the Affiliates. Accordingly, Employee agrees that the Company or any Affiliate shall be entitled, in addition to any other right and remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining Employee from any violation or threatened violation of this Section 9, and Employee hereby consents to the issuance of such injunction. If any of the rights or restrictions contained herein shall be deemed to be unenforceable, the parties contemplate that the court shall reduce such rights or restrictions and enforce this Section 9 in its reduced form for all purposes in the manner contemplated hereby. This Section 9 shall survive the Termination Date and any Extended Termination Date and the cessation of Employee's employment hereunder.

10.  Enforcement Costs

     Should the Company or Employee be required to engage legal counsel to enforce or prevent the breach of any of the provisions of this Agreement, to institute any action or proceeding to enforce any such provision of this Agreement, to seek an injunction, to seek damages by reason of any alleged obligations, or to seek any other judicial or equitable remedy, then the prevailing party in such action shall be entitled to recover from the other party all costs and expenses incurred thereby, including, but not limited to, reasonable attorneys' fees, expenses and all other costs.

11.      Representations and Warranties of Employee

                 Employee represents and warrants that Employee is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts, restrictive covenants or other restrictions preventing the performance of Employee's duties hereunder.


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Employment Agreement:  WALTER E. DULSKI
September 1, 1996

 12.     Inventions, Discoveries, Etc.

          (a) Employee shall promptly and fully disclose to the Company and with all necessary detail for a complete understanding of the same, all developments, knowhow, discoveries, inventions, improvements, concepts, ideas, writings, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written during working hours or otherwise by Employee (whether or not at the request or upon the suggestion of the Company) during the period of Employee's employment with the Company or any of its Affiliates, solely or jointly with others, in or relating to any activities of the Company or its Affiliates or any other respective customers known to him as a consequence of Employee's employment (collectively referred to as the "Subject Matter").

          (b) Employee hereby assigns and transfers, and agrees to assign and transfer, to the Company, all Employee's right, title and interest in and to the Subject Matter, and Employee further agrees to deliver to the

     Company any and all drawings, notes, specifications and data relating to the Subject Matter and to execute, acknowledge and deliver all such further papers, including applications for copyrights and patents for any thereof in any and all countries, and to vest title thereto in the Company. Employee shall assist the Company in obtaining such copyrights or patents during the term of this Agreement and any time thereafter and to testify in any prosecution or litigation involving any of the Subject Matter.

13.  Notices

          All notices hereunder shall be in writing and delivered by hand or sent by registered mail or by telegram or telex, addressed to such party at its address referred to above, or at such other address as such party may from time to time designate by notice to the other party. Any such notice shall be deemed to have been given on the date delivered by hand, telegram or telex, or on the fifth day after the mailing thereof.

14.  Waivers

          No waiver of any breach of any provision of this Agreement shall be deemed to constitute a waiver of any other breach of such provision or a waiver of any breach of any other provision of this Agreement.

15.  Agreement Complete; Amendments

          There are no oral agreements or understandings with respect to or affecting this Agreement, and this Agreement may not be amended, supplemented, canceled or discharged except by a written instrument executed by the parties hereto and, without limiting the generality of the foregoing, the parties may, in writing, without notice to or consent of any third person, at any time waive any rights hereunder or amend this Agreement in any respect or terminate this Agreement.


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Employment Agreement:  WALTER E. DULSKI
September 1, 1996


16.  Governing Law and Exclusive Jurisdiction

          This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State. Any claims, disputes or controversies arising from or relating to this Agreement, including, but not limited to, the negotiation, performance, termination, or to the breach hereof, which claims, disputes, or controversies seek only money damages as a remedy, shall be decided by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association then in force and said arbitration shall be filed and held in New York, New York. Notwithstanding the above, the parties hereby submit to the exclusive jurisdiction of the courts of New York in and for New York County or any

     Federal court held therein for other non-monetary relief such as an injunction or a declaratory judgment.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       EURO BROKERS INC.

                                       By:/s/ Donald R. A. Marshall
                                          -------------------------
                                              DONALD R. A. MARSHALL
                                              President

Employee:

/s/ Walter E. Dulski
--------------------
WALTER E. DULSKI



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Employment Agreement:  WALTER E. DULSKI
September 1, 1996





                                    EXHIBIT A

         Brokering of securities, swaps, repurchase agreements, commodities (including currencies), futures, assets, other financial instruments, non-financial instruments and related services, assets or products, and derivatives of any of the foregoing (including, without limitation, options and hybrids), to any member of the wholesale dealer or institutional community (for this purpose the term "brokering" shall include, without limitation, acting as agent, agent for undisclosed principal, riskless principal or principal with the intent of effectuating a matching transaction).



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